EXHIBIT 99.1

FORM OF SUBSCRIPTION AGREEMENT FOR PRIMARY RIGHTS

FOR COMMON SHARES PRICED AT $0.333 PER SHARE

VOID IF NOT RECEIVED BY TULLY’S COFFEE CORPORATION

BEFORE 5:00 P.M., PACIFIC TIME, ON [•]

[TULLY’S COFFEE CORPORATION LOGO]

SUBSCRIPTION AGREEMENT FOR

COMMON STOCK

Tully’s Coffee Corporation (the “Company”) is conducting a rights offering (the “Rights Offering”) relating to shares of the Company’s common stock (the “Common Stock”). As an eligible current or former record owner of Common Stock, you are entitled to rights (the “Primary Rights”) to purchase shares of Common Stock as described below under “Computation of Approximate Primary Rights.” If you wish to subscribe for shares of Common Stock, please complete the information below under “Your Subscription.” By subscribing for shares of Common Stock, you are affirmatively waiving, and releasing the Company from, any rights or claims you may have related to preemptive rights you may have held from February 1994 through October 1999.

For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated [•], (the “Prospectus”), which is incorporated into this Subscription Agreement. Capitalized terms not defined herein shall have the meanings given to them in the Prospectus. Copies of the Prospectus are available upon request from the Company’s Investor Relations Department at (206) 233-2070.

Computation of Approximate Primary Rights (furnished by the Company)

The Company has computed your Approximate Rights for Common Stock priced at $0.333 per share as shown in the table below (for additional information about the calculation of Approximate Primary Rights, see “The Rights Offering” on page 30 of the Prospectus). Fractional shares of Common Stock have been rounded up to the nearest whole share, and all data gives effect, where applicable, to the 1995 three-for-one stock split):

Approximate Primary Rights shares of Common Stock priced at $0.333 per share (before deducting shares purchased by the shareholder in the Previous Offerings)	[Information specific to each Rights Holder will be furnished by the Company]
Less shares of Common Stock priced at $0.333 per share purchased by the shareholder in those offerings	[Information specific to each Rights Holder will be furnished by the Company]
Approximate Primary Rights Shares of Common Stock priced at $0.333 per share offered under Primary Rights	[Information specific to each Rights Holder will be furnished by the Company]

Your Subscription (to be completed by Subscriber)

A	Approximate Primary Rights Shares of Common Stock priced at $0.333 per share offered under Primary Rights (see “Computation of Primary Rights”)	[Information specific to each Rights Holder will be furnished by the Company]
B	If you wish to exercise your Approximate Primary
Rights to purchase any shares of Common Stock
priced at $0.333 per share, enter the number of
shares you wish to purchase here (cannot be more
	than the number shown in box A)
C	Price per share of Common Stock	$0.333
D	YOUR TOTAL SUBSCRIPTION PAYMENT: Purchase
price for the number of shares of Common Stock
priced at $0.333 per share that you wish to purchase
under your Primary Rights (multiply box B times box
	C), in dollars and cents	$ .
Enclose your full payment for any amount computed in Box D

E

Your instructions to the Company for a Primary
Rights Shortfall (See Note 1)

Answer this question only if your subscription in
Box B is the same amount as the Approximate
Primary Rights Shares shown in Box A above.
Otherwise, leave blank. If the Company determines
that the actual number of Shares of Common Stock
that you could purchase under your Primary Rights
is more than the number shown in Box A, do you
want to subscribe for the additional shares of
Common Stock priced at $0.333 per share and pay
the additional amount that the Company will bill you
for? (Answer “Yes” or “No” in the box at right. If left
blank, we will assume the reply to be “No.”)

		If you are subscribing, answer Yes, No, or Leave Blank, per instructions at left.

Notes Regarding Your Subscription:

1. See “The Rights Offering—Primary Subscription Shortfall” on page 32 of the Prospectus. If you have fully subscribed (in Box B above) for your Adjusted Primary Rights shares (in Box A above) and we compute that your Adjusted Primary Rights shares are more than your subscription, you can automatically subscribe and be billed for the remaining shares of Common Stock priced at $0.333 per share if you indicate “Yes” in Box E above.

2. If we compute that your Adjusted Primary Rights for shares of Common Stock priced at $0.333 per share are less than your subscription, we will refund the purchase price for the excess shares.

SUBSCRIPTION, WAIVER AND RELEASE:

I hereby irrevocably subscribe for the number of shares of Common Stock priced at $0.333 per share listed under “Your Subscription” above upon the terms and conditions specified in the Prospectus, which Prospectus is incorporated by reference herein. I hereby acknowledge that I have received the Prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Company may exercise any remedies available to it under law.

By signing below, I am hereby

•	waiving and

•	releasing Tully’s Coffee Corporation and its successors, affiliates, assigns, sureties, guarantors, officers, directors, employees, agents, and insurers from and against,

any and all rights, claims, suits, or actions for any loss or damage of any kind or nature arising out of or related to any preemptive rights, or denial thereof, arising from offerings of equity securities of Tully’s Coffee Corporation from February 1994 through October 1999.

Signature of Subscriber	Date

Print Name of Subscriber	Address for Delivery of Shares If permanent change of address, check here ☐

Signatures on the Subscription Agreement do not need to be guaranteed if either you wish to have your shares delivered to the address shown on the front of the Subscription Agreement, or the Subscription Agreement is submitted for the account of a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States. If a signature guarantee is required, signatures on the Subscription Agreement must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. Eligible Guarantor Institutions include banks, brokers, dealers, credit unions, national securities exchanges and savings associations.

Signature Guaranteed:

By:
Name of Bank or Firm		Signature of Officer

IF YOU ARE SUBSCRIBING, DELIVER OR MAIL YOUR SUBSCRIPTION AGREEMENT, PAYMENT AND SUBSTITUTE FORM W-9 (BELOW) IN THE ENCLOSED RETURN ENVELOPE TO:

TULLY’S INVESTOR RELATIONS DEPT.

Tully’s Coffee Corporation

3100 Airport Way South

Seattle, WA 98134

Please see “Exercise of Primary Rights and Under-subscription Privileges and Method of Payment” on page 35 of the Prospectus for more information regarding how to subscribe for shares of Common Stock. If you deliver this Subscription Agreement in a manner different than that described in the Prospectus, the Company may not honor the exercise of your Primary Rights.

IF YOU ARE SUBSCRIBING, COMPLETE THIS SUBSTITUTE FORM W-9 (BELOW).

PAYER’S NAME: Tully’s Coffee Corporation

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number and Certification

PART I – Taxpayer Identification Number (TIN)

Please enter your correct number in the
appropriate box below.

NOTE: If the account is in more than one name,
see the chart in the Guidelines for Certification of Taxpayer Identification on Substitute Form W-9 (attached to the “Instructions as to the Use of Tully’s Coffee Corporation Subscription Agreements”) for guidance on which number to enter.

Your Social Security Number Or Employer Identification Number

If you do not have a TIN, see the instructions under “How to Get a TIN” and check the box below. TIN Applied for ☐
PART II – For Payees Exempt from Backup Withholding (See instructions)

PART III Certification – Under penalties of perjury, I certify that:

(1)	The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),

(2)	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest and dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3)	I am a U.S. person (including a U.S. resident alien).

Certification Instructions. You must cross out Item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out Item (2) above. Please indicate the taxpayer’s name associated with the TIN if other than the first name appearing in the registration.

Signature(s) of Registered Owner(s) or Authorized Agent. Your signature is both acknowledgment of the rights offering and certification of your taxpayer identification number. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Please Sign

Signature(s)	Date

(Please Print)	(Address)

(Signature(s) of Registered Owner(s) or Authorized Agent) Your signature is both acknowledgment of the rights offering and certification of your taxpayer identification number.)

NOTE: FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU BY THE PAYER. FOR ADDITIONAL DETAILS, PLEASE REVIEW THE GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 THAT ARE ATTACHED TO THE “INSTRUCTIONS AS TO THE USE OF TULLY’S COFFEE CORPORATION SUBSCRIPTION AGREEMENTS.”